Exhibit 99.1

Century Aluminum Company Reports First Quarter 2017 Results

Chicago, April 25, 2017 (GLOBE NEWSWIRE) -- Century Aluminum Company (NASDAQ: CENX) today announced first quarter 2017 results.

First Quarter 2017 Financial Results

•	Net loss of $15.1 million, or $0.17 per share

•	Adjusted net loss[1] of $5.0 million, or $0.05 per share

•	Adjusted EBITDA[1] of $22.2 million, up $10.3 million sequentially on higher LME prices partially offset by higher raw material costs

•	Revenue of $365.8 million, an 8% increase over prior quarter

•	Cash position at quarter end of $125.9 million and revolver availability of $99.5 million

$MM (except shipments and per share data)
	Q1 2017	Q4 2016
Shipments (tonnes)	186,395	183,210
Revenue	$365.8	$339.8
Net Loss	(15.1)	(168.5)
EPS	(0.17)	(1.93)
Adjusted Net Loss[1]	(5.0)	(11.5)
Adjusted EPS[1]	(0.05)	(0.12)
Adjusted EBITDA[1]	22.2	11.9

Notes:
1 - Non-GAAP measure; see reconciliation of non-GAAP financial measures

First Quarter 2017 Business Developments

•	WTO trade case brought against China for providing illegal subsides to its aluminum producers

•	Filed antitrust lawsuit alleging utility serving Mt. Holly smelter is violating state and federal antitrust laws

•	Ravenswood facility sale finalized, resulting in proceeds of $14 million
Century Aluminum Company reported a net loss of $15.1 million ($0.17 per share) for the first quarter of 2017. Results were impacted by a $14.0 million ($0.16 per share) unrealized loss relating to LME forward sales. This result compares to a net loss of $168.5 million ($1.93 per share) for the fourth quarter of 2016, which included a $152.2 million ($1.75 per share) impairment charge related to Helguvik.
The first quarter of 2017 adjusted net loss was $5.0 million ($0.05 per share) compared to an adjusted net loss of $11.5 million ($0.12 per share) for the fourth quarter of 2016.
For the first quarter of 2017, Century reported adjusted EBITDA of $22.2 million, up $10.3 million from the fourth quarter of 2016. The increase was primarily attributable to higher aluminum prices, partially offset by higher raw material costs.
Sales for the first quarter of 2017 were $365.8 million compared with $339.8 million for the fourth quarter of 2016. Shipments of primary aluminum for the first quarter of 2017 were 186,395 tonnes compared with 183,210 tonnes shipped in the fourth quarter of 2016.

Net cash used in operating activities in the first quarter of 2017 was $11.3 million. We received $13.6 million in proceeds from the sale of our Ravenswood, W.V. facility. Our cash position at quarter end was $125.9 million and we had $99.5 million of revolver availability.
"All operations are stable and are performing well," commented Michael Bless, President and Chief Executive Officer. "Conversion costs during the quarter were in line with expectations and remain so. Alumina pricing has, consistent with our expectations, shown a downward trend. Financial results should continue to strengthen in this market environment, given that the vast majority of our sales are based upon metal prices one to three months prior to the current month. Cash flow was impacted by a working capital adjustment related to changes in the commercial terms of a portion of our U.S. sales contracts, but was otherwise strong."
"Industry conditions remain mixed," continued Bless. "Our markets in the U.S. and Europe continue to be distorted by significant trade flows caused by the illegally subsidized excess capacity and production in China. This uneconomic capacity must be permanently removed in order to restore fair global trade conditions throughout the value chain in our sector. We are confident the U.S. and other governments will continue to insist that China take immediate steps to address the unsustainable structure of its aluminum industry. Demand, on the other hand, remains vibrant in our markets. Fair trading conditions, coupled with our company’s market position in the U.S. and Europe, should produce an attractive environment for Century’s shareholders.”
About Century Aluminum
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.
Non-GAAP Financial Measures
Adjusted net income (loss), adjusted earnings (loss) per share and adjusted EBITDA are non-GAAP financial measures that management uses to evaluate Century's financial performance. These non-GAAP financial measures facilitate comparisons of this period’s results with prior periods on a consistent basis by excluding items that management does not believe are indicative of Century’s ongoing operating performance and ability to generate cash. Management believes these non-GAAP financial measures enhance an overall understanding of Century’s performance and our investors’ ability to review Century’s business from the same perspective as management. The table below, under the heading "Reconciliation of Non-GAAP Financial Measures," provides a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Century's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, adjusted net income (loss), adjusted earnings (loss) per share and adjusted EBITDA included in this press release may not be comparable to similarly titled measures of other companies. Investors are encouraged to review the reconciliation in conjunction with the presentation of these non-GAAP financial measures.
Cautionary Statement
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words "believe," "expect," "hope," "target," "anticipate," "intend," "plan," "seek," "estimate," "potential," "project," "scheduled," "forecast" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," "might," or "may." Our forward-looking statements include, without limitation, statements with respect to: future global and local financial and economic conditions; our assessment of the aluminum market and aluminum prices (including premiums); the potential outcome of any trade claims to address excess capacity or unfair trade practices, our assessment of power pricing and our ability to successfully obtain and/or implement long-term competitive power arrangements for our operations and projects; our ability to procure alumina, carbon products and other raw materials and our assessment of pricing and costs and other terms relating thereto; the future operation or potential curtailment of our U.S. assets; the future financial and operating performance of Century, its subsidiaries and its projects; future earnings, operating results and liquidity; our future business objectives, strategies and initiatives.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)
	Three months ended
	March 31,	December 31,	March 31,
	2017	2016	2016
NET SALES:
Related parties	$280,573	$306,860	$280,377
Other customers	85,213	32,976	38,477
Total net sales	365,786	339,836	318,854
Cost of goods sold	348,935	334,779	321,906
Gross profit (loss)	16,851	5,057	(3,052)
Selling, general and administrative expenses	10,702	10,961	9,625
Helguvik impairment	—	152,220	—
Other operating expense - net	973	1,520	881
Operating income (loss)	5,176	(159,644)	(13,558)
Interest expense	(5,571)	(5,695)	(5,493)
Interest income	230	283	114
Net gain (loss) on forward and derivative contracts	(16,137)	489	353
Other income (expense) - net	384	1,781	(6)
Loss before income taxes and equity in earnings of joint ventures	(15,918)	(162,786)	(18,590)
Income tax benefit (expense)	308	(6,061)	2,070
Loss before equity in earnings of joint ventures	(15,610)	(168,847)	(16,520)
Equity in earnings of joint ventures	471	383	357
Net loss	$(15,139)	$(168,464)	$(16,163)

Net loss allocated to common stockholders	$(15,139)	$(168,464)	$(16,163)
LOSS PER COMMON SHARE:
Basic and diluted	$(0.17)	$(1.93)	$(0.19)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	87,254	87,079	87,040

CENTURY ALUMINUM COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(Unaudited)
	March 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$125,895	$132,403
Restricted cash	797	1,050
Accounts receivable - net	36,225	12,432
Due from affiliates	11,789	16,651
Inventories	244,720	233,563
Prepaid and other current assets	18,968	22,210
Assets held for sale	—	22,313
Total current assets	438,394	440,622
Property, plant and equipment - net	1,012,564	1,026,285
Other assets	74,849	73,420
TOTAL	$1,525,807	$1,540,327
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable, trade	$88,701	$94,960
Due to affiliates	20,020	15,368
Accrued and other current liabilities	58,094	50,100
Accrued employee benefits costs	10,914	10,917
Industrial revenue bonds	7,815	7,815
Total current liabilities	185,544	179,160
Senior notes payable	247,809	247,699
Accrued pension benefits costs - less current portion	48,863	49,493
Accrued postretirement benefits costs - less current portion	126,729	126,355
Other liabilities	64,608	72,026
Deferred taxes	109,510	108,939
Total noncurrent liabilities	597,519	604,512

SHAREHOLDERS’ EQUITY:
Series A Preferred stock (one cent par value, 5,000,000 shares authorized; 160,000 issued and 75,577 outstanding at March 31, 2017; 160,000 issued and 75,625 outstanding at December 31, 2016)	1	1
Common stock (one cent par value, 195,000,000 authorized; 94,448,636 issued and 87,262,115 outstanding at September 30, 2016; 94,437,418 issued and 87,250,897 outstanding at December 31, 2016)	944	944
Additional paid-in capital	2,515,647	2,515,131
Treasury stock, at cost	(86,276)	(86,276)
Accumulated other comprehensive loss	(113,181)	(113,893)
Accumulated deficit	(1,574,391)	(1,559,252)
Total shareholders’ equity	742,744	756,655
TOTAL	$1,525,807	$1,540,327

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	Three months ended
	March 31,	March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(15,139)	$(16,163)
Adjustments to reconcile net loss to net cash provided by operating activities:
Unrealized loss on forward and derivative contracts	13,978	—
Unrealized gain on E.ON contingent obligation	(353)	(353)
Lower of cost or market inventory adjustment	(3,880)	(5,784)
Depreciation and amortization	20,938	21,260
Pension and other postretirement benefits	1,576	632
Deferred income taxes	(95)	(3,587)
Stock-based compensation	477	321
Equity in earnings of joint ventures, net of dividends	(393)	(357)
Change in operating assets and liabilities:
Accounts receivable - net	(23,793)	(3,193)
Due from affiliates	4,862	1,939
Inventories	(4,677)	17,648
Prepaid and other current assets	4,726	14,290
Accounts payable, trade	(4,377)	(5,983)
Due to affiliates	3,296	(5,372)
Accrued and other current liabilities	(4,905)	1,253
Other - net	(3,585)	(1,648)
Net cash provided by (used in) operating activities	(11,344)	14,903
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(9,045)	(3,835)
Proceeds from sale of property, plant and equipment	13,585	—
Restricted and other cash deposits	253	—
Net cash provided by (used in) investing activities	4,793	(3,835)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	233	371
Repayments under revolving credit facilities	(233)	(371)
Issuance of common stock	43	—
Net cash provided by financing activities	43	—
CHANGE IN CASH AND CASH EQUIVALENTS	(6,508)	11,068
Cash and cash equivalents, beginning of period	132,403	115,393
Cash and cash equivalents, end of period	$125,895	$126,461

CENTURY ALUMINUM COMPANY
SELECTED OPERATING DATA
(Unaudited)

SHIPMENTS - PRIMARY ALUMINUM

	Direct¹				Toll
	United States		Iceland		Iceland
	Tonnes	Sales $ (000)	Tonnes	Sales $ (000)	Tonnes	Sales $ (000)
2017
1st Quarter	106,961	$214,705	79,434	$149,535	—	$—

2016
4th Quarter	103,186	$198,202	80,024	$141,090	—	$—

1st Quarter	105,089	194,826	55,030	92,151	22,500	26,115

Notes:
1 - Excludes scrap aluminum sales

CENTURY ALUMINUM COMPANY
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts)
(Unaudited)

	Three months ended		Three months ended
	March 31, 2017		December 31, 2016
	$MM	EPS	$MM	EPS
Net loss as reported	$(15.1)	$(0.17)	$(168.5)	$(1.93)
Helguvik impairment	—	—	152.2	1.75
Unrealized loss on forward and derivative contracts	14.0	0.16	—	—
Discrete tax item	—	—	6.9	0.08
Lower of cost or market inventory adjustment	(3.9)	(0.04)	(2.1)	(0.02)
Adjusted net loss	$(5.0)	$(0.05)	$(11.5)	$(0.12)

	Three Months Ended	Three Months Ended
	March 31, 2017	December 31, 2016
Net loss	$(15.1)	$(168.5)
Interest expense	5.6	5.7
Interest income	(0.2)	(0.3)
Net loss (gain) on forward and derivative contracts	16.1	(0.5)
Other expense - net	(0.4)	(1.8)
Income tax (benefit) expense	(0.3)	6.1
Equity in earnings of joint ventures	(0.5)	(0.4)
Operating income (loss)	$5.2	$(159.6)
Helguvik impairment	—	152.2
Lower of cost or market inventory adjustments	(3.9)	(2.1)
Depreciation and amortization	20.9	21.5
Adjusted EBITDA	$22.2	$11.9

Contacts
Peter Trpkovski
(Investors and media)
312-696-3112

Source: Century Aluminum Company